Item 8.  Financial Statements and Supplementary Data

INLAND REAL ESTATE CORPORATION

(a Maryland corporation)

Schedules not filed:

All schedules other than those indicated in the index have been omitted as the required information is not applicable or the information is presented in the financial statements or related notes.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
December 31, 2008 and 2007
(In thousands, except per share data)

	December 31, 2008	December 31, 2007
Assets:
Investment properties:
Land	$336,917	347,804
Construction in progress	2,620	1,573
Building and improvements	926,455	970,231

	1,265,992	1,319,608
Less accumulated depreciation	279,945	250,433

Net investment properties	986,047	1,069,175

Cash and cash equivalents	5,180	18,378
Investment in securities	8,429	18,074
Accounts receivable, net	47,305	63,986
Investment in and advances to unconsolidated joint ventures	150,554	103,952
Acquired lease intangibles, net	18,055	27,409
Deferred costs, net	9,612	9,472
Other assets	11,649	10,753

Total assets	$1,236,831	1,321,199

Liabilities:
Accounts payable and accrued expenses	$30,621	35,590
Acquired below market lease intangibles, net	2,793	3,429
Distributions payable	5,431	5,363
Mortgages payable	479,935	606,680
Term loan	140,000	-
Line of credit facility	52,000	100,000
Convertible notes	159,661	172,305
Other liabilities	14,166	24,404

Total liabilities	884,607	947,771

Stockholders' Equity:
Preferred stock, $0.01 par value, 6,000 Shares authorized; none issued and outstanding at December 31, 2008 and 2007	-	-
Common stock, $0.01 par value, 500,000 Shares authorized; 66,498 and 65,669 Shares issued and outstanding at December 31, 2008 and 2007, respectively	665	657
Additional paid-in capital (net of offering costs of $58,816)	636,199	624,805
Accumulated distributions in excess of net income	(284,551)	(250,194)
Accumulated other comprehensive loss	(2,235)	(4,334)

Total stockholders' equity	350,078	370,934

Noncontrolling interest	2,146	2,494

Total equity	352,224	373,428

Total liabilities and equity	$1,236,831	1,321,199

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations and Other Comprehensive Income
For the years ended December 31, 2008, 2007 and 2006
(In thousands except per share data)

	2008	2007	2006
Revenues
Rental income	$129,862	128,866	125,984
Tenant recoveries	51,853	50,235	45,768
Other property income	3,473	2,965	1,090
Fee income from unconsolidated joint ventures	5,631	4,336	2,475
Total revenues	190,819	186,402	175,317

Expenses:
Property operating expenses	30,236	25,627	20,084
Real estate tax expense	30,481	31,049	31,340
Depreciation and amortization	44,421	41,657	40,043
Provision for asset impairment	666	362	-
General and administrative expenses	12,991	11,903	10,722
Total expenses	118,795	110,598	102,189

Operating income	72,024	75,804	73,128

Other income	4,613	5,377	5,696
Gain on sale of investment properties	-	-	617
Gain on sale of joint venture interest	5,043	3,100	-
Gain on extinguishment of debt	3,412	319	-
Impairment of investment securities	(12,043)	(240)	-
Interest expense	(46,850)	(49,015)	(43,954)
Income before equity in earnings (loss) on unconsolidated joint ventures, income tax expense of taxable REIT subsidiary and discontinued operations	26,199	35,345	35,487

Income tax expense of taxable REIT subsidiary	(198)	(633)	-
Equity in earnings (loss) on unconsolidated joint ventures	3,633	4,831	2,873
Income from continuing operations	29,634	39,543	38,360
Income from discontinued operations	1,220	2,996	7,477
Net income	30,854	42,539	45,837

Less: Net income attributable to the noncontrolling interest	(429)	(444)	(864)

Net income available to common stockholders	30,425	42,095	44,973

Other comprehensive income (expense):
Unrealized gain (loss) on investment securities	(9,747)	(3,947)	(839)
Reversal of unrealized loss to realized loss on investment securities	12,043	240	-
Unrealized gain (loss) on derivative instruments	(197)	(81)	-

Comprehensive income	$32,524	38,307	44,134

Basic and diluted earnings available to common shares per weighted average common share:

Income from continuing operations	$0.45	0.60	0.57
Discontinued operations	0.02	0.05	0.11
Net income attributable to the noncontrolling interest	(0.01)	(0.01)	(0.01)
Net income available to common stockholders per weighted average common share – basic and diluted	$0.46	0.64	0.67

Weighted average number of common shares outstanding – basic	66,043	65,281	67,154
Weighted average number of common shares outstanding – diluted	66,102	65,346	67,223

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Stockholders' Equity
For the years ended December 31, 2008, 2007 and 2006
(In thousands except per share data)

	2008	2007	2006
Number of shares
Balance at beginning of year	65,669	65,059	67,502
Shares issued from DRP	813	592	315
Restricted shares	-	11	16
Cancelled restricted shares	(3)	-	-
Exercise of stock options	-	4	2
Issuance of shares	19	3	-
Repurchase of shares	-	-	(2,776)
Balance at end of year	66,498	65,669	65,059

Common Stock
Balance at beginning of year	$657	650	675
Proceeds from DRP	8	7	3
Repurchase of shares	-	-	(28)
Balance at end of year	665	657	650

Additional Paid-in capital
Balance at beginning of year	624,805	614,615	649,797
Proceeds from DRP	10,997	9,771	5,014
Amortization of stock compensation	356	302	267
Amortization of equity issue costs	40	25	(145)
Equity portion of convertible notes	-	-	9,627
Exercise of stock options	-	25	23
Issuance of shares	1	67	-
Repurchase of shares	-	-	(49,968)
Balance at end of year	636,199	624,805	614,615

Accumulated distributions in excess of net income
Balance at beginning of year	(250,194)	(228,465)	(208,947)
Net income available to common stockholders	30,425	42,095	44,973
Distributions declared	(64,782)	(63,824)	(64,491)
Balance at end of year	(284,551)	(250,194)	(228,465)

Accumulated other comprehensive income (loss)
Balance at beginning of year	(4,334)	(546)	293
Unrealized loss on investment securities	(9,747)	(3,947)	(839)
Reversal of unrealized loss to realized loss on investment securities	12,043	240	-
Unrealized loss on derivative instruments	(197)	(81)	-
Balance at end of year	(2,235)	(4,334)	(546)

Noncontrolling interest
Balance at beginning of year	2,494	3,126	18,748
Net income attributable to noncontrolling interest	429	444	925
Purchase of noncontrolling interest	(26)	(324)	(15,236)
Contributions to noncontrolling interest	-	-	50
Distributions to noncontrolling interest	(751)	(752)	(1,361)
Balance at end of year	2,146	2,494	3,126

Total equity	$352,224	373,428	389,380

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION

Consolidated Statements of Cash Flows

For the years ended December 31, 2008, 2007 and 2006

(In thousands)

	2008	2007	2006
Cash flows from operating activities:
Net income	$30,425	42,095	44,973
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for asset impairment	666	362	-
Depreciation and amortization	44,859	42,561	41,407
Non real estate depreciation and amortization	477	446	154
Amortization of deferred stock compensation	356	302	267
Amortization on acquired above market leases	507	652	729
Amortization on acquired below market leases	(669)	(1,109)	(1,383)
Gain on sale of investment properties	(1,332)	(2,680)	(6,634)
Gain on extinguishment of debt	(3,412)	(319)	-
Realized gain on investment securities	(943)	(150)	(479)
Realized loss on investment securities	12,043	240	-
Noncontrolling interest	429	444	864
Equity in earnings from unconsolidated ventures	(3,633)	(4,832)	(2,873)
Gain on sale of joint venture interest	(5,043)	(2,925)	-
Straight line rental income	871	(681)	(996)
Provision for doubtful accounts	1,471	(1,312)	(758)
Amortization of loan fees	2,348	2,081	1,535
Amortization of convertible note discount	1,804	1,721	211
Distributions from unconsolidated joint ventures	1,740	6,449	7,564
Changes in assets and liabilities:
Restricted cash	2,200	(324)	(551)
Mortgage receivable	(876)	(563)	(676)
Accounts and rents receivable	(7,542)	(6,591)	(508)
Deposits and other assets	(3,219)	(378)	(854)
Accounts payable and accrued expenses	(4,161)	4,906	(844)
Accrued interest payable	(347)	202	1,257
Accrued real estate taxes	(603)	375	1,479
Security and other deposits	(187)	39	43
Prepaid rents and unearned income	(193)	3,367	(156)
Net cash provided by operating activities	68,036	84,378	83,771

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION

Consolidated Statements of Cash Flows

For the years ended December 31, 2008, 2007 and 2006

(In thousands)

	2008	2007	2006
Cash flows from investing activities:
Restricted cash	$(200)	(630)	556
Escrows held for others	-	(5)	(32)
Proceeds from sale of interest in joint venture, net	47,820	43,140	-
Purchase of investment securities	(3,419)	(9,484)	(1,456)
Sale of investment securities	4,261	4,390	3,549
Additions to investment properties, net of accounts payable	(17,289)	(16,066)	(25,266)
Rental income under master lease agreements	(85)	28	(141)
Purchase of investment properties	(180,580)	(156,690)	(85,931)
Purchase of furniture, fixtures, equipment, and software	(432)	(2,080)	(70)
Proceeds from sale of investment properties, net	13,636	3,699	27,901
Distributions from unconsolidated joint ventures	17,996	32,793	3,160
Investment in unconsolidated joint ventures	(14,935)	(55,172)	(21,082)
Mortgages receivable	22,872	6,415	(15,766)
Leasing fees	(1,369)	(1,090)	(1,358)
Net cash used in investing activities	(111,724)	(150,752)	(115,936)

Cash flows from financing activities:
Proceeds from the DRP	11,005	9,778	5,017
Proceeds from exercise of options	-	25	23
Issuance of shares	1	66	-
Repurchase of shares	-	-	(49,996)
Purchase of noncontrolling interest, net	(25)	(126)	(15,187)
Loan proceeds	130,085	93,303	41,394
Proceeds from term loan	140,000	-	-
Proceeds from line of credit facility	105,000	140,000	-
Repayments on line of credit facility	(153,000)	(68,000)	(37,000)
Convertible notes	(10,934)	-	180,000
Loan fees	(2,158)	(698)	(4,552)
Other current liabilities	(6,510)	3,653	(2,848)
Distributions paid	(64,713)	(63,666)	(66,047)
Distributions to noncontrolling interest partners	(751)	(752)
Payoff of debt	(116,917)	(55,626)	(17,149)
Principal payments of debt	(593)	(774)	(725)
Net cash provided by financing activities	30,490	57,183	32,930

Net increase (decrease) in cash and cash equivalents	(13,198)	(9,191)	765

Cash and cash equivalents at beginning of year	18,378	27,569	26,804

Cash and cash equivalents at end of year	$5,180	18,378	27,569

Supplemental disclosure of cash flow information

Cash paid for interest, net of capitalized interest	$44,737	47,773	42,250

The accompanying notes are an integral part of these financial statements.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

(1)

Organization and Basis of Accounting

Inland Real Estate Corporation (the "Company") was formed on May 12, 1994.  The Company, collectively with its consolidated entities, is a publicly held real estate investment trust ("REIT") that owns, operates and develops (directly or through its unconsolidated entities) retail shopping centers.

The Company has qualified as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") for federal income tax purposes commencing with the tax year ending December 31, 1995.  So long as the Company qualifies for treatment as a REIT, it generally will not be subject to federal income tax to the extent it meets the requirements of the tests imposed by the Code.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income, property or net worth and federal income and excise taxes on its undistributed income.

The Company engages in certain activities through Inland Venture Corporation (“IVC”), a wholly-owned taxable REIT subsidiary (“TRS”).  As such, the Company is subject to federal and state income and franchise taxes from these activities.

The Company had no unrecognized tax benefits as defined by FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109” as of December 31, 2008. The Company expects no significant increases or decreases in unrecognized tax benefits due to changes in tax positions within one year of December 31, 2008. The Company has no interest or penalties relating to income taxes recognized in the consolidated statements of operations and other comprehensive income for the years ended December 31, 2008, 2007 and 2006 or in the consolidated balance sheets as of December 31, 2008. As of December 31, 2008, returns for the calendar years 2004 through 2007 remain subject to examination by U.S. and various state and local tax jurisdictions.

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principals (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Certain reclassifications were made to the 2007 and 2006 financial statements to conform to the 2008 presentation but have not changed the results of prior years.

The accompanying consolidated financial statements of the Company include the accounts of its wholly-owned subsidiaries and consolidated joint ventures.  These entities are consolidated because the Company is either the primary beneficiary of a variable interest entity or has substantial influence and controls the entity.  The primary beneficiary is the party that absorbs a majority of the entity's expected losses or residual returns.  The third parties' interests in these consolidated entities are reflected as net income attributable to noncontrolling interest in the accompanying consolidated financial statements.  All inter-company balances and transactions have been eliminated in consolidation.

The Company considers all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements purchased with a maturity of three months or less, at the date of purchase, to be cash equivalents.  The Company maintains its cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation ("FDIC") insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposits in excess of FDIC insurance coverage.  However, the Company does not believe the risk is significant based on its review of the rating of the institutions where its cash is deposited.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

Depreciation expense is computed using the straight-line method.  Buildings and improvements are depreciated based upon estimated useful lives of 30 years for buildings and improvements and 15 years for site improvements.  The Company accounts for tenant allowances as tenant improvements.  Tenant improvements are depreciated over the life of the related lease.

Acquired above and below market leases are amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.  Acquired in-place leases and customer relationship values are amortized over the average lease term as a component of amortization expense.

The Company allocates the purchase price of each acquired investment property between land, building and improvements, other intangibles (including acquired above market leases, acquired below market leases, customer relationships and acquired in-place leases) and any assumed financing that is determined to be above or below market terms.  In some circumstances, the Company engages independent real estate appraisal firms to provide market information and evaluations that are relevant to its purchase price allocations; however, the Company is ultimately responsible for the purchase price allocations.  The aggregate value of other intangibles is measured based on the difference between the purchase price and the property valued as if vacant.  The Company does not have any amounts allocated to customer relationships as of December 31, 2008 and 2007.

The Company capitalizes interest costs related to construction in progress and considers both interest paid on debt obtained to fund the project and the interest cost incurred during the period that could have been avoided.  The Company has recorded approximately $1,271, $1,636 and $93 of capitalized interest related to certain of its development joint ventures for the years ended December 31, 2008, 2007 and 2006, respectively.

Amortization pertaining to the above market lease intangibles of $507, $652 and $729 was recorded as a reduction to rental income for the years ended December 31, 2008, 2007 and 2006, respectively.  Amortization pertaining to the below market lease intangibles of $669, $1,109 and $1,383 was recorded as an increase to rental income for the years ended December 31, 2008, 2007 and 2006, respectively.  The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $2,834, $2,787 and $3,002 for the years ended December 31, 2008, 2007 and 2006, respectively.  In the accompanying consolidated balance sheets, acquired lease intangibles is presented net of accumulated amortization of $14,034 and $11,702 for the years ended December 31, 2008 and 2007, respectively and acquired below market lease intangibles are net of accumulated amortization of $3,041 and $3,300 for the years ended December 31, 2008 and 2007, respectively.  The table below presents the amounts to be recorded for the amortization of intangibles over the next five years:

Year	Amortization of Above Market Lease Intangibles	Amortization of Below market Lease Intangibles	Amortization of In Place Lease Intangibles	Total

2009	406	(474)	2,727	2,659
2010	388	(296)	2,720	2,812
2011	326	(289)	2,706	2,743
2012	263	(283)	2,678	2,658
2013	213	(262)	2,282	2,233
Thereafter	393	(1,189)	2,953	2,157

Total	1,989	(2,793)	16,066	15,262

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

On a quarterly basis, in accordance with Statement of Financial Accounting Standards No. 144, the Company reviews impairment indicators and if necessary conducts an impairment analysis to ensure that the carrying value of each property does not exceed its estimated fair value.  The Company evaluates its investment properties to assess whether any impairment indicators are present, including recurring operating losses, significant decreases in occupancy and significant adverse changes in legal factors or business climate.  If an investment property is considered impaired, a loss is recorded to reduce the carrying value of the property to its estimated fair value.  During the year ended December 31, 2008, the Company recorded an impairment loss of $666 related to an 86,004 square foot neighborhood retail center located in Madison, Wisconsin.  During the year ended December 31, 2007, the Company recorded an impairment loss of $362 related to a 13,500 square foot single-user retail center located in Decatur, Illinois.  These impairment losses are included in discontinued operations on the accompanying consolidated statements of operations and comprehensive income since the properties have been sold.  No such losses were required or recorded in the accompanying financial statements as of and for the year ended December 31, 2006.

Leasing fees are amortized on a straight-line basis over the life of the related lease.  Loan fees are amortized on a straight-line basis over the life of the related loan.  Leasing fees and loan fees are presented in the accompanying consolidated balance sheets as deferred costs.  Deferred costs are presented net of accumulated amortization of $7,107 and $7,092 for the years ended December 31, 2008 and 2007, respectively.

The Company's joint venture with Inland Real Estate Exchange Corporation ("IREX") has offered tenant-in-common ("TIC") interest in properties that it holds together with its joint venture partner, to investors in a private placement exempt from registration under the Securities Act of 1933.  These TIC interests may have served as replacement properties for investors seeking to complete like-kind exchange transactions under Section 1031 of the Code.  The Company consolidates properties owned by the joint venture when it owns 100% of the equity interests. Upon the first sale of equity interests through the private placement offerings, the Company accounts for its interest under the equity method of accounting, as major decisions require unanimous consent by the co-owners that share an undivided interest in the properties.  The Company structures its TIC program with acquisition fees, which are due to the Company from the proceeds of the sales.  As the Company sells its interest in properties through TIC sales, it recognizes its proportionate share of acquisition fees and gain on sale as each individual transaction is completed.

The fair value of debt is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The fair value of the Company's debt is estimated to be $247,219 for debt which bears interest at variable rates and $577,329 for debt which bears interest at fixed rates.  The Company estimates the fair value of its debt by discounting the future cash flows of each instrument at rates currently offered for similar debt instruments of comparable maturities by the Company's lenders.

Offering costs are offset against the Stockholders' equity accounts.  Offering costs consist principally of printing, selling and registration costs.

Tenants required to pay a security deposit under their lease with the Company have paid either in cash or by posting letters of credit.  The letters of credit are not recorded in the accompanying consolidated financial statements.  As of December 31, 2008 and 2007, the Company held letters of credit for tenant security deposits totaling approximately $639 and $1,120, respectively.

Rental income is recognized on a straight-line basis over the term of each lease.  The difference between rental income earned on a straight-line basis and the cash rent due under provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

The Company, from time to time, receives payments under master lease agreements covering spaces vacant at the time of acquisition.  The payments range from one to two years from the date of acquisition of the property or until the space is leased and tenants begin paying rent.  U.S. GAAP requires the Company to treat these payments as a reduction to the purchase price of the investment properties upon receipt of the payment, rather than as rental income.  As of December 31, 2008, the Company had no investment properties subject to a master lease agreement.

The Company accrues lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met and the tenant is no longer occupying the property.  Upon early lease termination, the Company provides for losses related to unrecovered intangibles and other assets.

On December 2, 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin 101 "Revenue Recognition in Financial Statements."  The staff determined that a lessor should defer recognition of contingent rental income, such as percentage/excess rent until the specified target that triggers the contingent rental income is achieved.  The Company has recorded percentage rental revenue in accordance with the SAB for all years presented.

The Company may enter into derivative financial instrument transactions in order to mitigate our interest rate risk on a related financial instrument.  We may designate these derivative financial instruments as hedges and apply hedge accounting, as the instrument to be hedged will expose us to interest rate risk, and the derivative financial instrument is designed to reduce that exposure.  Certain of our unconsolidated joint ventures entered into interest rate swap contracts to limit their exposure to variable interest rates.  These derivative instruments were designated as cash flow hedges and therefore qualify for hedge accounting.  The effective portion of the derivatives gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the transaction affects earnings.  The ineffective portion of the gain or loss is reported in earnings immediately.

A mortgage receivable is considered impaired in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a Loan.  Pursuant to SFAS No. 114, a mortgage receivable is impaired if it is probable that the Company will not collect all principal and interest contractually due. The impairment is measured based on the present value of expected future cash flows discounted at the note's effective interest rate. The Company does not accrue interest when a note is considered impaired.  When ultimate collectability of the principal balance of the impaired note is in doubt, all cash receipts on the impaired note are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter. The Company had no outstanding mortgages receivable at December 31, 2008 and based upon the Company's judgment, no mortgages receivable were impaired as of December 31, 2007.

Recent Accounting Principles

In September 2006, the Financial Accounting Standard Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS 157"), Fair Value Measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in U.S. GAAP and expands disclosures about fair value measurements.  SFAS 157 applies to accounting pronouncements that require or permit fair value measurements, except for share-based payment transactions under SFAS 123R.  The Company was required to apply the guidance of SFAS 157 beginning January 1, 2008.  However, in November 2007 the effective date of SFAS 157 as it relates to fair value measurement requirements for nonfinancial assets and liabilities that are not remeasured at fair value on a recurring basis was deferred for one year.  The adoption of SFAS 157 did not have a material effect on the Company's consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, ("SFAS 159"), The Fair Value Option for Financial Assets and Financial Liabilities.  SFAS 159 allows entities to voluntarily choose, at specified election dates, to measure many financial assets and financial liabilities (as well as certain non-financial instruments that are similar to financial instruments) at fair value.  The election is made on an instrument-by-instrument basis and is irrevocable.  If the fair value option is elected for an instrument, SFAS 159 specifies that all subsequent changes in fair value for that instrument shall be reported in earnings.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  The Company has elected not to adopt the fair value option for any such financial assets and liabilities.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

The FASB has issued FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (the “FSP”) that requires separate accounting for the debt and equity components of convertible instruments. The FSP requires that the value assigned to the debt component is the estimated fair value of a similar bond without the conversion feature, which results in the debt being recorded at a discount. The debt is subsequently accreted to its par value over its expected life with a rate of interest being reflected in earnings that reflects the market rate at issuance. The FSP is effective for fiscal periods beginning on or after December 15, 2008 and would be applied retrospectively to both new and existing convertible instruments, including the convertible notes that the Company issued in November 2006, and would result in the Company recognizing approximately $1,800 of additional interest expense per annum.  We adopted this FSP effective January 1, 2009.  As a result, the financial statements included in Exhibit 99.2 of this Form 8-K have been restated to give effect to the adoption of this FSP for all periods presented.  The adoption of this FSP resulted in increased interest expense, due to discount amortization, for all periods.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141R ("SFAS 141R"), Business Combinations, which requires most identifiable assets, liabilities, noncontrolling interests, and goodwill acquired in a business combination to be recorded at "full fair value."  Under SFAS 141R, all business combinations will be accounted for by applying the acquisition method.  SFAS 141R is effective for periods beginning on or after December 15, 2008.  The adoption of SFAS 141R is not expected to have a material affect on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”), effective for fiscal years beginning on or after December 15, 2008. Per SFAS 160, noncontrolling interest is the portion of equity (net assets) in a subsidiary not attributable, directly or indirectly, to a parent. The ownership interests in the subsidiary that are held by owners other than the parent are noncontrolling interests. Under SFAS 160, such noncontrolling interests are reported on the consolidated balance sheets within equity, separately from the Company’s equity. On the consolidated statements of operations, revenues, expenses and net income or loss from less-than-wholly-owned subsidiaries are reported at the consolidated amounts, including both the amounts attributable to the Company and noncontrolling interests. Consolidated statements of equity are included for both quarterly and annual financial statements, including beginning balances, activity for the period and ending balances for shareholders’ equity, noncontrolling interests and total equity.  The Company adopted FAS 160 effective January 1, 2009.  As a result, the financial statements included in Exhibit 99.2 of this Form 8-K have been reclassified to five effect to the adoption of SFAS 160 for all periods presented.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (“SFAS 161”), Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133 (“SFAS 133”).  SFAS 161 will require entities to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early adoption encouraged.  The adoption of SFAS 161 is not expected to have a material affect on our consolidated financial statements.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162 (“SFAS 162”), The Hierarchy of Generally Accepted Accounting Principles.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity U.S. GAAP (the GAAP hierarchy). Under SFAS 162, the FASB is responsible for identifying the sources of accounting principles and providing entities with a framework for selecting the principles used in the preparation of financial statements that are presented in conformity with U.S. GAAP. The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with U.S. GAAP. Accordingly, the FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and is issuing this Statement to achieve that result.  The FASB does not expect that this Statement will result in a change in current practice. However, transition provisions have been provided in the unusual circumstance that the application of the provisions of this Statement results in a change in practice.  This Statement shall be effective 60 days following the SEC’s approval of the Public Company Accounting Oversight FASB (PCAOB) amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.

(2)

Investment Securities

Investment in securities at December 31, 2008 and 2007 consist of perpetual preferred securities and common securities classified as available-for-sale securities, which are recorded at fair value.  The overall stock market and REIT stocks have declined over the last few months and although some of these investments have generated both current income and gain on sale during the year ended December 31, 2008, there is no assurance that existing or future investments will generate any income or gains due to economic uncertainties that may occur in the future.  Declines in the value of our investment securities may also impact our ability to borrow on margin in the future.  The Company acquires stock on margin and the margin loan is subject to separate terms and conditions.  At December 31, 2008 and December 31, 2007 the loan balances were $3,537 and $10,047, respectively, and are included in other liabilities in the accompanying consolidated balance sheets.

Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized.  The Company has recorded a net unrealized loss of $1,957 and $4,253 on the accompanying consolidated balances sheets as of December 31, 2008 and 2007, respectively.  Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.  Sales of investment securities available-for-sale during the years ended December 31, 2008, 2007 and 2006 resulted in gains on sale of $943, $150 and $479, respectively, which are included in other income in the accompanying consolidated statements of operations and other comprehensive income.  Dividend income is recognized when received.

During the years ended December 31, 2008 and 2007, the Company recognized an impairment charge of $12,043 and $240, respectively, with respect to our investment in perpetual preferred and common securities.  Due to various factors, including the extent and duration during which the market price had been below cost, the Company concluded the decline in value was other than temporary as defined by SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," as amended.  On October 14, 2008, the staff in the Office of the Chief Accountant of the Securities and Exchange Commission noted in a letter to the FASB, that after consulting with the FASB, the staff would not object to the application of an impairment model for perpetual preferred securities similar to a debt security since SFAS No. 115 does not specifically address the impact of the debt-like characteristics on the assessment of other-than-temporary impairment.  Such an evaluation should be based on the Company's ability and intent to hold the security to maturity and the underlying credit of the issuers.  The letter noted that the views of the staff were an intermediate step in the process of addressing the impairment of perpetual preferred securities and asked the FASB to expeditiously address the issues.  There is no assurance that the FASB or the staff will formalize the views of the staff noted in the October 14, 2008 letter.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

The Company evaluates its investments for impairment quarterly.  If the Company concludes that an investment is other than temporary, it will recognize an impairment charge at that time.  However, without recovery in the near term such that liquidity returns to the markets and spreads return to levels that reflect underlying credit characteristics, additional other than temporary losses may occur in future periods.

Gross unrealized losses on investment securities and the fair value of the related securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2008 were as follows:

	Less than 12 months			12 months or longer	Total

Description of Securities	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

REIT Stock	$2,105	(1,203)	109	(20)	2,214	(1,223)

Non REIT Stock	$1,051	(741)	-	-	1,051	(741)

(3)

Unconsolidated Joint Ventures

Unconsolidated joint ventures are those where the Company is not the primary beneficiary of a variable interest entity or has substantial influence over but does not control the entity.  The Company accounts for its interest in these ventures using the equity method of accounting.  The Company's ownership percentage and related investment in each joint venture is summarized in the following table.

Venture Partner	Company's Profit/Loss Allocation Percentage at December 31, 2008 (a)	Investment in and advances to unconsolidated joint ventures at December 31, 2008	Investment in and advances to unconsolidated joint ventures at December 31, 2007

New York State Teachers' Retirement System	50%	56,646	67,101
North American Real Estate, Inc.	45%	9,343	6,861
Oak Property and Casualty	33%	1,112	700
TMK Development	40%	9,220	5,580
Paradise Development Group, Inc.	15%	6,906	5,560
Pine Tree Institutional Realty, LLC	85%	11,970	9,684
Tucker Development Corporation	48%	7,420	7,028
Inland Real Estate Exchange Corporation	(b)	47,937	1,438

Investment in and advances to joint ventures		$150,554	103,952

(a)

The profit/loss allocation percentage is allocated after the calculation of the Company's preferred return.

(b)

The Company's profit/loss allocation percentage varies based on the amount of interest it holds in the properties that are in the selling process to TIC investors.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

The Company's proportionate share of the earnings or losses related to these ventures is reflected as equity in earnings of unconsolidated joint ventures on the accompanying consolidated statements of operations and other comprehensive income.  Additionally, the Company earns fees for providing property management, leasing and acquisition activities to these ventures.  The Company recognizes only its share of these fees in the accompanying consolidated statements of operations and other comprehensive income.  During the year ended December 31, 2008, the Company earned $5,631 in fee income from its unconsolidated joint ventures, as compared to $4,336 and $2,475 for the years ended December 31, 2007 and 2006, respectively.  This fee income increased due in most part to acquisition fees on the properties purchased for the Company's joint venture with IREX as well as increased management fees on an increased number of properties in unconsolidated joint ventures.  These fees are reflected on the accompanying consolidated statements of operations and other comprehensive income as fee income from unconsolidated joint ventures.

The operations of properties contributed to the joint ventures by the Company are not recorded as discontinued operations because of the Company's continuing involvement with these shopping centers.  Differences between the Company's investment in the joint ventures and the amount of the underlying equity in net assets of the joint ventures are due to basis differences resulting from the Company's equity investment recorded at its historical basis versus the fair value of certain of the Company's contributions to the joint venture.  Such differences are amortized over depreciable lives of the joint venture's property assets.  During the years ended December 31, 2008, 2007 and 2006, the Company recorded $1,436, $1,428 and $1,380, respectively, of amortization of this basis difference.

The Company has guaranteed approximately $42,600 of unconsolidated joint venture debt as of December 31, 2008. These guarantees are in effect for the entire term of each respective loan as set forth in the loan documents.  The Company would be required to make payments related to these guarantees upon the default of any of the provisions in the loan documents.  In accordance with FIN 45, the Company is required to estimate the fair value of these guarantees and record a corresponding liability.  The Company has determined that the fair value of such guarantees are immaterial as of December 31, 2008 and have not recorded a liability related to these guarantees on the accompanying consolidated balance sheets.

Approximately $86,512 of total unconsolidated joint venture debt matures during 2009.  The Company is engaged in discussions with the various lenders to extend or restructure this joint venture debt although there is no assurance that the Company, or its joint venture partners, will be able to restructure this debt on terms and conditions it finds acceptable, if at all.

During the year ended December 31, 2008, the Company's development joint ventures sold four land parcels to third parties for approximately $10,500.  The joint ventures recorded gains on sale of approximately $1,629.  The Company's pro rata share of these gains, including its preferred return, was $954, which is reflected in equity in earnings of unconsolidated joint ventures for the year ended December 31, 2008.

During the year ended December 31, 2008, the Company's joint venture with IREX acquired five investment properties using capital contributed by the Company.  Additionally, the Company contributed one investment property to this joint venture.  As of December 31, 2008, the joint venture had sold all of the properties acquired in 2007 to TIC investors.  During the year ended December 31, 2008, the Company earned acquisition and management fees from this venture which are included in fee income from unconsolidated joint ventures on the accompanying consolidated statements of operations and other comprehensive income.  Additionally, in conjunction with the sales to the TIC investors, the Company recorded gains of approximately $1,850 and $697, for the years ended December 31, 2008 and 2007, respectively, which are included in gain on sale of joint venture interests on the accompanying consolidated statements of operations and other comprehensive income.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

The Company's joint ventures may enter into derivative financial instrument transactions in order to mitigate its interest rate risk on a related financial instrument.  The Company may designate these derivative financial instruments as hedges and apply hedge accounting, as the instrument to be hedged will expose it to interest rate risk, and the derivative financial instrument will reduce that exposure.  Certain of the Company's unconsolidated joint ventures entered into interest rate swap contracts to limit their exposure to variable interest rates.  These derivative instruments were designated as cash flow hedges and therefore qualify for hedge accounting.  The effective portion of the derivatives gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the transaction affects earnings.  The ineffective portion of the gain or loss is reported in earnings immediately.

The Company recorded its pro rata share of unrealized losses of approximately $197 and $81 for the years ended December 31, 2008 and 2007, respectively, which is included as a component of other comprehensive income (expense) on the accompanying consolidated statements of operations and other comprehensive income and as a component of investments in and advances to joint ventures in the accompanying consolidated balance sheets.  The following table presents pertinent information related to these interest rate swap contracts.

Notional Amount	Maturity Date	Swap Rate	Company's pro rata share	Total unrealized loss at December 31, 2008	Total unrealized loss at December 31, 2007

$20,329	February 27, 2009	4.92%	45%	$(72)	(46)
10,000	March 10, 2009	4.92%	45%	(27)	(24)
21,000	March 1, 2010	4.92%	48%	(487)	(104)

$51,329				$(586)	(174)

In connection with financing obtained for two of the properties acquired through our IREX joint venture, the joint venture entered into swap contracts.  The joint venture did not designate these derivative financial instruments as hedges and therefore does not qualify for hedge accounting.  Our pro rata share of the incurred losses was $300 from these contracts and are included in equity in earnings of unconsolidated joint ventures.

Notional Amount	Maturity Date	Swap Rate	Company's pro rata share	Total realized loss at December 31, 2008

$13,275	June 1, 2013	5.63%	- (a)	$(1,114)

$13,275				$(1,114)

(a)

The Company's pro rata share varies and will decrease each time a sale is made to a TIC investor.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

Summarized financial information for the unconsolidated joint ventures is as follows:

	December 31, 2008	December 31, 2007
Balance Sheet:

Assets:
Investment in real estate, net	$786,979	689,307
Other assets	65,376	52,993

Total assets	$852,355	742,300

Liabilities:
Mortgage payable	$487,221	401,668
Other liabilities	47,861	46,282

Total liabilities	535,082	447,950

Total equity	317,273	294,350

Total liabilities and equity	$852,355	742,300

Investment in and advances to unconsolidated joint ventures	$150,554	103,952

	December 31, 2008	December 31, 2007	December 31, 2006
Statement of Operations:

Total revenues	$75,044	69,138	55,790
Total expenses	(69,841)	(60,819)	(52,682)

Income from continuing operations	$5,203	8,319	3,108

Inland's pro rata share of income from continuing operations (a)	$3,633	4,831	2,873

(a)

Included are certain basis differences that are being amortized.

(4)

Fair Value Disclosures

The Company's valuation of marketable securities, which are considered to be available-for-sale, utilize unadjusted quoted prices determined by active markets for the specific securities the Company has invested in, and therefore fall into Level 1 of the fair value hierarchy. The Company's valuation of its derivative instruments are determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative and therefore fall into Level 2 of the fair value hierarchy.  This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including forward curves.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

For assets and liabilities measured at fair value on a recurring basis, quantitative disclosure of the fair value for each major category of assets and liabilities is presented below:

Fair value measurements at December 31, 2008 using

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)
Description
Available for sale securities	$8,429
Total assets	$8,429

Derivative interest rate instruments liabilities (a)		$2,290
Total liabilities		$2,290

(a)

The derivative interest rate instruments are held through certain of the Company's unconsolidated joint ventures.  The amount in the above table reflects the entire liability of the instruments.  The Company may be required to make an additional capital contribution of $587, its pro rata share of this amount, to cover the joint venture's liability.

(5)     Mortgages Receivable

On June 30, 2005, the Company entered into a buy-out and restructuring agreement, which amended the previous LLC agreement with a wholly owned subsidiary of Tri-Land Properties, Inc., dated February 1, 2001.  The Company continued to be a lender to the wholly owned subsidiary of Tri-Land Properties, Inc. for this redevelopment project.  The Company agreed to lend Tri-Land Properties, Inc. up to $21,500, plus accrued interest.  Draws on the loan bear interest at a rate of 8.5% per annum, with 5.5% to be paid currently and the remaining 3% to be accrued, with no additional interest, and paid upon maturity.  The loan matured on June 30, 2008.  The loan was secured by the investment property and Tri-Land Properties, Inc. had guaranteed $1,000 of this mortgage receivable.  The Company received the entire balance of the mortgage receivable and accrued interest upon maturity.  The Company recorded a gain of $3,193 upon repayment of the outstanding balance.  This gain was the result of the sale of the Company’s equity investment related to the previous joint venture agreement and had been deferred as the Company did not qualify for gain recognition due to the lack of initial investment and continuing involvement.  The gain is included in gain on sale of joint venture interest on the accompanying consolidated statement of operations and other comprehensive income.  Additionally, the Company recorded $887 and $1,597 of interest income for the years ended December 31, 2008 and 2007, respectively.

In conjunction with the April 2006 sale of Sears Plaza in Montgomery, Illinois, the Company gave a purchase money mortgage to the buyer in the amount of $1,000.  The buyer is required to pay interest only on a monthly basis at a rate of 9.0% per annum.  In October 2006, the buyer paid the mortgage and related interest due under the agreement. The Company recorded $45 of interest income for the year ended December 31, 2006.

On October 26, 2006, the Company purchased a 25%, or $10,369, participation interest in a note receivable from Inland American Real Estate Trust, Inc. ("IARETI"), an entity formed and sponsored by an affiliate of The Inland Group, Inc.  The loan bore interest at a rate of 9.25% per annum and matured on September 30, 2007.  The loan was secured by land owned by the borrower and the borrower had personally guaranteed the balance of the loan.  In October 2007, IARETI paid the note and related interest due under the agreement.  The Company recorded $726 of interest income for the year ended December 31, 2007.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

(6)

Transactions with Related Parties

During the years ended December 31, 2008, 2007 and 2006, the Company purchased various administrative services, such as payroll preparation and management, data processing, insurance consultation and placement, property tax reduction services and mail processing from, or through, affiliates of The Inland Group, Inc.  The Company pays for these services on an hourly basis.  The hourly rate is based on the salary of the individual rendering the services, plus a pro rata allocation of overhead including, but not limited to, employee benefits, rent, materials, fees, taxes and operating expenses incurred by each entity in operating their respective businesses.  Computer services were purchased at a contract rate of $70 per hour and $80 per hour for consulting fees.  The Company continues to purchase these services from The Inland Group, Inc. and its affiliates and for the years ended December 31, 2008, 2007 and 2006, these expenses, totaling $1,862, $1,415, and $833, respectively are included in general and administrative expenses and property operating expenses.  The payments to Inland affiliates increased during the year ended December 31, 2007, as compared to the year ended December 31, 2006 due to capital costs paid to Inland Computer Services, Inc. for programming and development in relation to our computer system conversion.  Additionally, the Company leases its corporate office space from an affiliate of The Inland Group, Inc.  Payments under this lease for the years ended December 31, 2008, 2007 and 2006 were $410, $340 and $340, respectively, and are also included in general and administrative expenses.  The Inland Group, Inc., through affiliates, beneficially owns approximately 14.6% of the Company's outstanding common stock.  For accounting purposes however, the Company is not directly affiliated with The Inland Group, Inc., or its affiliates.

On August 12, 2003, the Company entered into an agreement with Inland Investment Advisors, Inc., an affiliate of The Inland Group, Inc. to manage its investment in securities.  The Company pays a fee of up to one percent per annum on the net asset value under management.  The Company paid approximately $171, $171 and $166 for these services during the years ended December 31, 2008, 2007 and 2006, respectively.

In May 2005, the Company acquired a 1% interest in The Inland Real Estate Group of Companies, Inc. for a purchase price of $1.  The Inland Real Estate Group of Companies, Inc. provides assistance in the marketing of the Company's investment properties and provides representation at various trade shows and conventions.

On September 5, 2006, IVC, a TRS previously formed by the Company, entered into a limited liability company agreement with IREX, a wholly-owned subsidiary of The Inland Group, Inc.  The resulting joint venture was formed to facilitate IVC's participation in tax-deferred exchange transactions pursuant to Section 1031 of the Internal Revenue Code using properties made available to the joint venture by IVC.  The Company executed a joinder to the joint venture agreement, agreeing to perform certain expense reimbursement and indemnification obligations thereunder.  IVC coordinated the joint venture's acquisition, property management and leasing functions, and earned fees for services provided to the joint venture, including management and leasing fees, as well as acquisition fees, which were split equally between IVC and IREX.  This joint venture agreement expired during 2008 and the Company is currently in the process of negotiating a new agreement.

The Company is a member of a limited liability company formed as an insurance association captive (the "Captive"), which is owned in equal proportions by the Company and two other related REITs sponsored by an affiliate of The Inland Group, Inc., Inland American Real Estate Trust, Inc. and Inland Western Retail Real Estate Trust, Inc. The Captive is serviced by Inland Risk and Insurance Management, Inc., also an affiliate of The Inland Group, Inc.  The Captive was formed to initially insure/reimburse the members' deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  This entity is considered to be a VIE as defined in FIN 46R and the Company is not considered the primary beneficiary.  This investment is accounted for using the equity method of accounting.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

(7)

Stock Option Plan

The Company adopted the Independent Director Stock Option Plan ("Plan") with the commencement of our first offering in 1994.  A total of 50 shares were authorized and reserved for issuance under this Plan.  Only independent directors were eligible to participate in the Plan.  The Plan granted each Independent Director an option to acquire 3 shares of common stock as of the date they become a director and an additional 1 share on the date of each annual stockholders' meeting.  The options for the initial 3 shares granted are exercisable as follows: 1 share on the date of grant and 1 share on each of the first and second anniversaries of the date of grant.  The succeeding options are exercisable on the second anniversary of the date of grant.  As of December 31, 2008, options to purchase all 50 authorized shares were issued, of which 29 have been exercised.  The remaining options have exercise prices ranging from $10.45 to $15.62 per share.

In 2005, the Company adopted the 2005 Equity Award Plan ("2005 Plan").  The 2005 Plan governs grants of equity based awards to our officers, employees and directors.  A total of 24 options have been issue to board members as of December 31, 2008, of which none have been exercised.

(8)

Discontinued Operations

During the years ended December 31, 2008, 2007 and 2006, the Company sold a total of ten investment properties.  For federal and state income tax purposes, certain of our sales operated as tax deferred exchanges and, as a result, the tax gains are deferred until the replacement properties are disposed of in subsequent taxable transactions.  The proceeds from these sales were deposited with a qualified tax deferred exchange agent with the intent of using these proceeds for future acquisitions and would be included in other assets on the accompanying consolidated balance sheets.  The following table summarizes the properties sold, date of sale, approximate sales proceeds, net of closing costs, gain on sale and whether the sale qualified as part of a tax deferred exchange.

Property Name	Date of Sale	Indebtedness repaid at closing	Sales Proceeds (net of closing costs)	Gain (loss) on Sale	Tax Deferred Exchange

Crestwood Plaza	February 22, 2006	904	1,341	(195)	No
Sears	April 27, 2006	1,645	2,664	6	No
Baker Shoes	June 14, 2006	-	3,240	2,323	Yes
Regency Point	September 12, 2006	-	8,078	3,883	Yes
Springhill Fashion Center	May 10,2007	7,900	1,060	1,134	Yes
Maple Plaza	December 27, 2007	1,582	2,300	1,283	No
Walgreens – Decatur	February 13, 2008	-	282	(46)	No
Terramere Plaza	February 28, 2008	2,202	2,510	876	No
Wilson Plaza	April 17, 2008	-	1,596	606	No
High Point Center	September 3, 2008	-	6,474	(16)	No

If the Company determines that an investment property meets the criteria to be classified as held for sale, it suspends depreciation on the assets held for sale, including depreciation for tenant improvements and additions, as well as on the amortization of acquired in-place leases and customer relationship values.  The assets and liabilities associated with those assets would be classified separately on the consolidated balance sheets for the most recent reporting period.  For the year ended December 31, 2008, there were no properties classified as held for sale.

During the three months ended March 31, 2009, the Company sold two investment properties which it had not classified as held for sale as of December 31, 2008.  The results of operations from such properties have been reclassified as income from discontinued operations for the years ended December 31, 2008, 2007 and 2006.  The effect of the reclassifications resulted in an increase to income from discontinued operations of $214, $49 and $78 for the years ended December 31, 2008, 2007 and 2006, respectively.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

On the accompanying consolidated balance sheets at December 31, 2008 and December 31, 2007, the Company has recorded $266 and $429, respectively of assets related to discontinued operations and $135 and $304, respectively of liabilities related to discontinued operations.  These amounts are reflected as a component of other assets and other liabilities on the accompanying consolidated balance sheets.  Additionally, for the years ended December 31, 2008, 2007 and 2006, the Company has recorded income from discontinued operations of $340, $2,585 and $7,399, respectively, including gains on sale of $1,332, $2,506 and $6,017 respectively.

(9)

Operating Leases

Minimum lease payments under operating leases to be received in the future, excluding rental income under master lease agreements and assuming no expiring leases are renewed are as follows:

2009	$120,128
2010	108,597
2011	95,769
2012	82,395
2013	67,686
Thereafter	277,228

Total	$751,803

Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of the particular tenant's pro rata share of the real estate taxes and operating expenses of the property.  Such amounts are not included in the future minimum lease payments above, but are included in tenant recoveries on the accompanying consolidated statements of operations and other comprehensive income.

Certain tenant leases contain provisions providing for "stepped" rent increases.  U.S. GAAP requires the Company to record rental income for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease.  The accompanying consolidated financial statements include a decrease of $871 and increases of $681 and $996 for the years ended December 31, 2008, 2007 and 2006, respectively, of rental income for the period of occupancy for which stepped rent increases apply and $17,417 and $18,288 in related accounts and mortgage receivable as of December 31, 2008 and 2007, respectively.  The Company anticipates collecting these amounts over the terms of the leases as scheduled rent payments are made.

(10)

Income Taxes

The Company is qualified and has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended ("the Code"), for federal income tax purposes commencing with the tax year ending December 31, 1995.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax on taxable income that is distributed to stockholders.  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distributes at least 90% of its taxable income to stockholders, subject to certain adjustments.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal and state income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income, property or net worth and federal income and excise taxes on its undistributed income.

To maintain our qualification as a REIT, we engage in certain activities through IVC, a wholly-owned taxable REIT subsidiary.  As such, we are subject to federal and state income and franchise taxes from these activities.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

Income taxes have been provided for on the asset and liability method as required by Statement of Financial Accounting Standards No. 109 ("SFAS 109"), Accounting for Income Taxes.  Under the asset and liability method, deferred income taxes are recognized for the temporary differences between the financial reporting basis and the tax basis of assets and liabilities.

IVC's expense (benefit) provision for income taxes for the years ended December 31, 2008 and 2007 is summarized as follows:

	2008	2007
Current:

Federal	$1,100	509
State	182	124

Deferred:

Federal	(887)	-
State	(197)	-

Total income tax expense	$198	633

The actual income tax expense of IVC for the years ended December 31, 2008 and 2007 differs from the "expected" income tax expense (computed by applying the appropriate U.S. Federal income tax rate to earnings before income taxes) as a result of the following:

	2008	2007

Computed "expected" income tax expense (34%)	387	287
State income taxes, net Federal income tax effect	52	37
Prior period deferred adjustment	(241)	-
Other	-	309

	198	633

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

The components of the deferred tax assets and deferred tax liabilities relating to IVC at December 31, 2008 were as follows:

Deferred Tax Assets
Building and improvements, principally due to differences in depreciation	$395
Prepaid income	231
Deferred interest expense	402
Amortization of organization costs	11
Unrealized loss on debt instrument	116

Total deferred tax assets	$1,155

Deferred Tax Liabilities
Straight-line rent	44
Investment in joint ventures	27

Total deferred tax liabilities	$71

Net deferred tax assets	$1,084

The Company estimated its income tax expense relating to IVC using a combined federal and state rate of approximately 38% for the tax years ended December 31, 2008 and 2007.

Deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including future reversal of existing taxable temporary difference, future projected taxable income and tax planning strategies.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  The Company has considered various factors, including future reversals of existing taxable temporary differences, projected future taxable income and tax-planning strategies in making this assessment.  No valuation allowances have been recorded against deferred tax assets as the Company believes they are fully realizable, based upon projected taxable income.

The balance of deferred tax assets and deferred tax liabilities are included in other assets and other liabilities, respectively, on the accompanying consolidated balance sheets.

(11)

Distributions

For federal income tax purposes, distributions may consist of ordinary income distributions, non-taxable return of capital, capital gains or a combination thereof.  Distributions to the extent of the Company's current and accumulated earnings and profits for federal income tax purposes are taxable to the recipient as ordinary dividend income.  Distributions in excess of these earnings and profits will constitute a non-taxable return of capital rather than a dividend and will reduce the recipient's basis in the shares to the extent thereof, and thereafter as taxable gain. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

In order to maintain the Company's status as a REIT, the Company must distribute at least 90% of its taxable income, subject to certain adjustments, to its stockholders.  For the years ended December 31, 2008 and 2007, the Company's taxable income was $57,613 and $63,034, respectively.  The Company declared distributions to stockholders totaling $64,782 and $63,824 or $0.98 on an annual basis per share for the years ended December 31, 2008 and 2007, respectively.  Future distributions are determined by the Company's board of directors.  The Company expects to continue paying distributions to maintain its status as a REIT.  The Company annually notifies its stockholders of the taxability of distributions paid during the proceeding year.  The following table sets forth the taxability of distributions, on a per share basis, paid in 2008 and 2007:

	2008 (a)	2007 (b)

Ordinary income	$0.852	0.917
Non-taxable return of capital	0.114	0.008
Unrecaptured Section 1250 gains	-	0.019
Long-term capital gains	0.014	0.050
Qualified Dividends	0.039	0.038

(a)

The December distribution declared on December 17, 2008, with a record date of December 31, 2008 and payment date of January 20, 2009, is reportable for tax purposes in 2009 and is not reflected in the 2008 allocation.

(b)

The December distribution declared on December 17, 2007, with a record date of December 31, 2007 and payment date of January 17, 2008, is reportable for tax purposes in 2008 and is not reflected in the 2007 allocation.

(12)

Mortgages Payable

Mortgage loans outstanding as of December 31, 2008 were $479,935 and had a weighted average interest rate of 4.70%.  Of this amount, $422,093 had fixed rates ranging from 3.99% to 9.25% and a weighted average fixed rate of 5.04% as of December 31, 2008.  The remaining $57,842 of mortgage debt represented variable rate loans with a weighted average interest rate of 2.27% as of December 31, 2008.  As of December 31, 2008, scheduled maturities for the Company's outstanding mortgage indebtedness had various due dates through January 2018.  The majority of the Company's mortgage loans require monthly payments of interest only, although some loans require principal and interest payments, as well as reserves for taxes, insurance and certain other costs.

The table below presents the principal amount of the debt maturing each year, including monthly annual amortization of principal, through December 31, 2013 and thereafter, based on debt outstanding at December 31, 2008 and weighted average interest rates for the debt maturing in each specified period.

	2009 (a)	2010	2011	2012	2013	Thereafter	Total
Maturing debt:
Fixed rate debt	$25,784	$167,596	$100,676	$67,415	$3,973	$56,649	$422,093
Variable rate debt	23,300	28,342	-	-	-	6,200	57,842

Weighted average interest rate
Fixed rate debt	6.43%	4.77%	4.59%	5.23%	6.04%	5.66%	5.04%
Variable rate debt	1.96%	2.69%	-	-	-	1.48%	2.27%

(a)

Approximately $49,084 of the Company's mortgages payable mature during 2009, including required monthly principal amortization payments.  The Company intends to retire these maturities with operating cash and proceeds drawn on its unsecured line of credit facility.  Subsequent to the end of the year, the Company has retired $41,085 of these maturities, using a $35,000 draw on its line of credit facility and operating cash.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

(13)

Line of Credit Facility

On April 22, 2008, the Company completed a third amendment to its line of credit facility.  The aggregate commitment of the Company's line is $300,000, which includes a $145,000 accordion feature, and matures on April 22, 2011.  The Company pays interest only on draws under the line at the rate equal to 120 – 165 basis points over LIBOR.  The Company is also required to pay, on a quarterly basis, an amount less than 1% per annum on the average daily funds remaining under this line.  In conjunction with this amendment, the Company paid approximately $1,000 in fees and costs.  The outstanding balance on the line of credit facility was $52,000 and $100,000 as of December 31, 2008 and December 31, 2007, respectively.

The line of credit facility requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions.  As of December 31, 2008, the Company was not in compliance with a debt covenant requiring it to reduce its outstanding secured indebtedness level.  However, a temporary waiver was obtained from the lender for the applicable covenant. Prior to the date of this Annual Report, the Company had cured the non-compliance by retiring certain secured debt obligations.

(14)

Term Loan

On September 2, 2008, the Company entered into a $140,000 two year unsecured term loan agreement with a lending group comprised of five banks.  The Company has the right to increase the term loan amount to $200,000, provided certain circumstances are met.  The Company pays interest only, on a monthly basis during the term of the term loan, with all outstanding principal and unpaid interest due upon termination of the loan.  Borrowings under the term loan bear interest at a variable rate equal to either 50 basis points over the Prime rate or 200 basis points over LIBOR, in effect at the time of borrowing.  The term loan matures September 2, 2010.

The term loan requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions.  As of December 31, 2008, the Company was not in compliance with a debt covenant requiring it to reduce its outstanding secured indebtedness level.  However, a temporary waiver was obtained from the lender for the applicable covenant. Prior to the date of this Annual Report, the Company had cured the non-compliance by retiring certain secured debt obligations.

(15)

Convertible Notes

On November 13, 2006, the Company issued $180,000 aggregate principal amount of 4.625% convertible senior notes due 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10,000 to cover over-allotments.  On December 8, 2008, the Company repurchased, at a discount, $15,500 in principal of its convertible senior notes using available funds on hand.  In conjunction with the repurchase, the Company recorded approximately $4,464 in gains on the extinguishment of debt.  Subsequent to the debt repurchase, approximately $164,500 in principal remains outstanding at December 31, 2008.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

Interest on the notes is payable on May 15 and November 15 of each year beginning May 15, 2007.  The notes mature on November 15, 2026 unless repurchased, redeemed or converted in accordance with their terms prior to that date.  The earliest date these notes can be redeemed by holders is November 15, 2011.  Prior to November 21, 2011, the Company may not redeem the notes prior to the date on which they mature except to the extent necessary to preserve its status as a REIT.  However, on or after November 21, 2011, the Company may redeem the notes, in whole or in part, subject to the redemption terms in the note.  Following the occurrence of certain change in control transactions, the Company may be required to repurchase the notes in whole or in part for cash at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest.  At December 31, 2008, the Company has recorded $972 of accrued interest related to the convertible notes.  This amount is included in accounts payable and accrued expenses on the Company's consolidated balance sheets at December 31, 2008.

Holders may convert their notes into cash or a combination of cash and common stock, at the Company's option, at any time on or after October 15, 2026, but prior to the close of business on the second business day immediately preceding November 15, 2026, and also following the occurrence of certain events.  Subject to certain exceptions, upon a conversion of notes the Company will deliver cash and shares of our common stock, if any, based on a daily conversion value calculated on a proportionate basis for each trading day of the relevant 30 day trading period.  The conversion rate as of December 31, 2008, for each $1 principal amount of notes was 48.2824 shares of our common stock, subject to adjustment under certain circumstances.  This is equivalent to a conversion price of approximately $20.71 per share of common stock.

The Company follows the guidance of FASB Staff Position No. APB 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" (the "FSP").  This FSP requires separate accounting for the debt and equity components of convertible instruments.  The FSP requires that the value assigned to the debt component is the estimated fair value of a similar bond without the conversion feature, which results in the debt being recorded at a discount.  The debt is subsequently accreted to its par value over the conversion period with a rate of interest being reflected in earnings that reflects the market rate at issuance.  The FSP was effective for fiscal periods beginning on or after December 15, 2008.  We adopted this FSP effective January 1, 2009.  As a result, the financial statements included in Exhibit 99.2 of this Form 8-K have been revised to give effect to the adoption of this FSP for all periods presented.  The adoption of this FSP resulted in increased interest expense, due to discount amortization, for all periods.  The following table sets forth the debt and equity components included in the consolidated balance sheets at December 31, 2008 and 2007.

	2008	2007

Equity Component (a)	$9,547	9,507

Debt Component	$165,026	180,000
Unamortized Discount (b)	(5,365)	(7,695)

Net Carrying Value	$159,661	172,305

(a)

The equity component is net of equity issuance costs and accumulated amortization of $80 and $121 at December 31, 2008 and 2007, respectively.

(b)

The unamortized discount will be amortized into interest expense on a monthly basis through November 2011.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008 (unaudited)
(In thousands, except per share data and square footage amounts)

Total interest expense related to the convertible notes for the three months ended March 31, 2009 and 2008 was calculated as follows:

	2008	2007	2006

Interest expense at coupon rate	$8,290	8,325	1,110
Discount amortization	1,804	1,721	211

Total interest expense (a)	$10,094	10,046	1,321

(a)

The effective interest rate of these convertible notes is 5.875%, which is the rate at which a similar instrument without the conversion feature could have been obtained in November 2006.

(16)

Earnings per Share

Basic earnings per share ("EPS") is computed by dividing net income by the basic weighted average number of common shares outstanding for the period (the "common shares").  Diluted EPS is computed by dividing net income by the common shares plus shares issuable upon exercise of existing options or other contracts.

As of December 31, 2008, 82 shares of common stock issued pursuant to employment agreements were outstanding, of which 47 have vested.  Additionally, the Company issued 46 shares pursuant to employment incentives of which 22 have vested and 4 have been cancelled.  The unvested shares are excluded from the computation of basic EPS but reflected in diluted EPS by application of the treasury stock method.  As of December 31, 2008 and 2007, options to purchase 45 and 37 shares of common stock, respectively, at exercise prices ranging from $9.05 to $19.96 per share were outstanding.  During the year ended December 31, 2007, options to purchase 6 shares were exercised by certain independent directors.  No options were exercised during the year ended December 31, 2008.  These options were not included in the computation of basic or diluted EPS as the effect would be immaterial.  Convertible notes are included in the computation of diluted EPS using the if-converted method, to the extent the impact of conversion is dilutive.

The basic weighted average number of common shares outstanding were 66,043, 65,281 and 67,154 for the years ended December 31, 2008, 2007 and 2006, respectively.  The diluted weighted average number of common shares outstanding were 66,102, 65,346 and 67,223 for the years ended December 31, 2008, 2007 and 2006, respectively.

(17)

Deferred Stock Compensation

The Company has agreed to issue common stock to certain officers of the Company pursuant to employment agreements entered into with these officers and employment incentives.  As of December 31, 2008, the Company has issued the following shares:

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

Fiscal year shares issued	Shares issued pursuant to employment agreements	Shares issued pursuant to employment incentives	Average share price on the date of issuance	Aggregate value of shares issued pursuant to employment agreements	Aggregate value of shares issued pursuant to employment incentives	Deferred stock compensation

Prior to 2004	5	-	$11.00	$60	$-	$-
2004	32	15	12.93	411	193	57
2005	19	11	15.18	290	167	124
2006	8	8	16.01	129	130	118
2007	5	6	17.36	92	95	113
2008	13	6	14.45	186	89	184

	82	46		$1,168	$674	$596

The share price of the issued shares is determined by averaging the high and low selling price on the date of issue, as reported by the New York Stock Exchange.  Prior to 2004, the share value was determined to be equal to the last price at which the Company sold shares, prior to its listing on the New York Stock Exchange.  Each officer vests an equal portion of shares over a five-year vesting period, beginning one year from the date of issuance of the award.  The officers may receive additional restricted shares of the Company's common stock, which are also subject to a five-year vesting period.  The number of these shares is to be determined based upon the future performance of the Company.  Salary expense of $314, $436 and $267 were recorded in connection with the vesting of these shares, for the years ended December 31, 2008, 2007 and 2006, respectively.

(18)

Segment Reporting

The Company owns and acquires well located open air retail centers.  The Company currently owns investment properties located in the States of Florida, Illinois, Indiana, Maryland, Michigan, Minnesota, Missouri, Nebraska, Nevada, New Mexico, Ohio, Pennsylvania, Tennessee, and Wisconsin.  These properties are typically anchored by grocery and drug stores, complemented with additional stores providing a wide range of other goods and services.

The Company assesses and measures operating results on an individual property basis for each of its investment properties based on property net operating income.  Management internally evaluates the operating performance of the properties as a whole and does not differentiate properties by geography, size or type.  In accordance with the provisions of SFAS No. 131: Disclosure about Segments of an Enterprise and Related Information, each of the Company's investment properties is considered a separate operating segment.  However, under the aggregation criteria of SFAS No. 131 and as clarified in EITF Issue No. 14-10: Determining Whether to Aggregate Operating Segments that Do Not Meet the Quantitative Thresholds, the Company's properties are considered one reportable segment.

(19)

Commitments and Contingencies

The Company is subject, from time to time, to various legal proceedings and claims that arise in the ordinary course of business.  While the resolution of these matters cannot be predicted with certainty, management believes, based on currently available information, that the final outcome of such matters will not have a material adverse effect on the financial statements of the Company.

INLAND REAL ESTATE CORPORATION
Notes to Consolidated Financial Statements
December 31, 2008
(In thousands, except per share data and square footage amounts)

(20)

Subsequent Events

On January, 20, 2009, the Company paid a cash distribution of $0.08167 per share on the outstanding shares of its common stock to stockholders of record at the close of business on December 31, 2008.

On January 20, 2009, the Company announced that it had declared a cash distribution of $0.08167 per share on the outstanding shares of its common stock.  This distribution was payable on February 17, 2009 to the stockholders of record at the close of business on February 2, 2009.

On January 21, 2009, the Company announced that Roland W. Burris, Esq., resigned as a member of its board of directors effective January 15, 2009.  As a result of Mr. Burris’ resignation, the size of the Company's board of directors has decreased from eight to seven members.

On January 30, 2009, the Company sold Wisner/Milwaukee Plaza, located in Chicago, Illinois for $3,900.

On February 10, 2009, the Company sold Western and Howard Plaza, located in Chicago, Illinois for $1,845.

On February, 17, 2009, the Company paid a cash distribution of $0.08167 per share on the outstanding shares of its common stock to stockholders of record at the close of business on February 2, 2009.

On February 17, 2009, the Company announced that it had declared a cash distribution of $0.08167 per share on the outstanding shares of its common stock.  This distribution is payable on March 17, 2009 to the stockholders of record at the close of business on March 2, 2009.

(21)

Quarterly Operating Results (unaudited)

The following represents results of operations for the quarters during the years 2008 and 2007:

	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008

Total revenue	$44,386	48,583	47,713	50,137
Income from continuing operations	1,982	9,358	9,219	9,075
Net income	1,727	9,194	9,522	9,982
Income from continuing operations per common share, basic and diluted	0.03	0.14	0.14	0.14
Net income per common share, basic and diluted	0.03	0.14	0.14	0.15

	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007

Total revenue	$46,134	46,871	45,604	47,793
Income from continuing operations	9,897	9,606	8,872	11,168
Net income	10,946	9,599	10,278	11,272
Income from continuing operations per common share, basic and diluted	0.15	0.15	0.13	0.17
Net income per common share, basic and diluted	0.16	0.15	0.16	0.17